UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2024

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Senior Notes Offering

On April 18, 2024, The GEO Group, Inc. (“GEO” or the “Company”) announced the closing of its previously announced private offering of $1.275 billion aggregate principal amount of senior notes (the “Senior Notes Offering”), comprised of $650.0 million aggregate principal amount of 8.625% senior secured notes due 2029 (the “Secured Notes”), issued under the Indenture, dated as of April 18, 2024 (the “2029 Indenture”), among GEO, the Guarantors (defined below) and Ankura Trust Company, LLC, as trustee and collateral agent (the “Trustee and Collateral Agent”) and $625.0 million aggregate principal amount of 10.25% senior notes due 2031 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”), issued under the Indenture, dated as of April 18, 2024 (the “2031 Indenture” and, together with the 2029 Indenture, the “Indentures”), among GEO, the Guarantors and Ankura Trust Company, LLC as Trustee. The Notes are guaranteed (the “Secured Note Guarantees” and the “Unsecured Note Guarantees” and collectively, the “Guarantees”) by GEO’s domestic subsidiaries that are guarantors under a new senior secured credit facility and outstanding senior notes (the “Guarantors”).

GEO intends to use the net proceeds of the Senior Notes Offering, borrowings under the new Term Loan (defined below), and cash on hand to refinance approximately $1.5 billion of existing indebtedness, including to fund the repurchase, redemption or other discharge of the Company’s existing Tranche 1 Term Loan and Tranche 2 Term Loan under its prior senior credit facility, the 9.50% senior second lien secured notes due 2028, the 10.50% senior second lien secured notes due 2028, and the 6.00% senior notes due 2026, to pay related premiums, transaction fees and expenses, and for general corporate purposes of the Company. GEO also intends to retire or settle a portion of the 6.50% exchangeable senior notes due 2026 (the “2026 Exchangeable Senior Notes”) issued by GEO Corrections Holdings, Inc., a wholly-owned subsidiary of GEO (“GEOCH”), using shares of GEO common stock and cash. GEO expects to fund the cash portion of the retirement or settlement, which is expected to total up to $177.1 million, using a combination of the net proceeds from the Senior Notes Offering and cash on hand.

The Notes were offered and sold in the United States only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”), and outside the United States only to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state laws.

Certain terms and conditions of the 2029 Indenture and the Secured Notes are as follows. Capitalized terms used in the following summary and not defined in this Current Report on Form 8-K are defined in the 2029 Indenture.

Maturity. The Secured Notes mature on April 15, 2029.

Interest. The Secured Notes accrue interest at a rate of 8.625% per year. Interest on the Secured Notes is payable semi-annually on each April 15 and October 15, commencing October 15, 2024.

Issue Price. The Secured Notes were issued at par.

Guarantees. The Secured Notes are fully and unconditionally guaranteed by each of the Initial Guarantors and may be guaranteed by additional Subsidiaries of the Company when a Subsidiary guarantees debt under the credit facilities (other than debt securities) and debt securities in an aggregate principal amount of at least $100.0 million.

Ranking. The Secured Notes and the Secured Note Guarantees will be our and the Guarantors’ respective senior, secured obligations, and the indebtedness evidenced by the Secured Notes and the Secured Note Guarantees will rank equal in right of payment to all of GEO’s and the Guarantors’ other existing and future senior obligations, including the indebtedness under the Credit Agreement (as defined below) and the guarantees thereof; effectively senior in right of payment to all of GEO’s and the Guarantors’ existing and future unsecured indebtedness, including the Unsecured Notes, the 2026 Exchangeable Senior Notes and, in each case, the guarantees thereof, to the extent of the value of the Collateral; senior in right of payment to any of GEO’s and the Guarantors’ future subordinated indebtedness; effectively junior in right of payment to any of GEO’s and the Guarantors’ future secured indebtedness that is secured by a Lien on any assets not constituting Collateral, to the extent of the value of such assets; and structurally subordinated to all existing and future indebtedness and other liabilities of Subsidiaries that do not guarantee the Secured Notes and joint ventures, including trade payables.

Security. The Secured Notes and the Secured Note Guarantees are secured on a first-priority basis by the same collateral (the “Collateral”) that secures the obligations under the Credit Agreement in accordance with the terms of the 2029 Indenture and security agreements relating to the Collateral and instruments filed and recorded in appropriate jurisdictions to preserve and protect the liens on the Collateral (including, without limitation, mortgages, deeds of trust or deed to secure debt and financing statements under the Uniform Commercial Code of the relevant states applicable to the Collateral), each for the benefit of the Trustee, Collateral Agent and the holders of the Secured Notes.

Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Secured Notes.

Optional Redemption. On or after April 15, 2026, the Company may redeem all or a part of the Secured Notes (which includes Additional Notes, if any), upon not less than 10 nor more than 60 days’ notice, at the fixed redemption prices expressed as percentages of the principal amount set forth in the 2029 Indenture, plus accrued and unpaid interest, if any, on the Secured Noted redeemed, to, but excluding, the applicable redemption date, subject to the rights of Holders of Secured Notes on the relevant record date to receive interest due on the relevant interest payment date if the Secured Notes have not been redeemed prior to such date. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Secured Notes at any time and from time to time before April 15, 2026, with an amount up to the net proceeds of certain equity offerings at a redemption price of 108.625% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date provided, that (1) at least 65% of the aggregate principal amount of Secured Notes remains outstanding immediately after the occurrence of that redemption and (2) the redemption occurs within 90 days of the date of the closing of the equity offering. The Company may also redeem the Secured Notes, in whole or in part, at any time and from time to time before April 15, 2026, at a redemption price equal to 100% of the principal amount of the Secured Notes (which includes Additional Notes, if any), plus the Applicable Premium as of the applicable redemption date, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the rights of Holders of Secured Notes on the relevant record date to receive interest due on the relevant interest payment date if the Secured Notes have not been redeemed prior to such date. Additionally, during any twelve-month period prior to April 15, 2026, the Company shall be entitled at its option on one or more occasions to redeem the Secured Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 10% of the aggregate principal amount of the outstanding Secured Notes (which includes Additional Notes, if any) at a redemption price (calculated by the Company and expressed as a percentage of principal amount) of 103.000%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control. If a Change of Control occurs, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Secured Notes repurchased, plus accrued and unpaid interest, if any, on the Secured Notes repurchased, to (but not including) the date of purchase, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date if the Secured Notes have not been redeemed or repurchased prior to such date.

Certain Covenants. The 2029 Indenture contains certain covenants that will limit, among other things, the Company’s and its Restricted Subsidiaries’ ability to: incur additional indebtedness (including guarantees thereof); incur or create liens, other than Permitted Liens; make certain Restricted Payments; make certain investments; dispose of certain assets; allow to exist certain restrictions on the ability of the Company’s Restricted Subsidiaries to pay any dividend or make any other payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests; engage in certain transactions with affiliates; and engage in any business other than Permitted Businesses. These covenants are subject to a number of important limitations and exceptions.

Events of Default. The 2029 Indenture contains customary events of default which could, subject to certain conditions, cause the Secured Notes to become immediately due and payable.

The Secured Notes are also subject to the terms of the First Lien Intercreditor Agreement (the “First Lien Intercreditor Agreement”), dated April 18, 2024, among GEO, GEOCH, the other grantors from time to time party thereto, Citizens Bank, NA, as Credit Agreement Collateral Agent and Authorized Representative for the Credit Agreement Secured Parties, and Ankura Trust Company, LLC as Initial Additional Collateral Agent and Initial Additional Authorized Representative. The First Lien Intercreditor Agreement sets forth the relative rights and obligations of the holders of First Lien Secured Obligations (which means (i) all obligations as defined in the Credit Agreement, (ii) all obligations under the Secured Notes, the 2029 Indenture, the Secured Note Guarantees and the Security Documents (as defined in the 2029 Indenture), and (iii) any other indebtedness secured on a first lien pari passu basis with such obligations), in each case, with respect to shared Collateral.

Certain terms and conditions of the 2031 Indenture and the Unsecured Notes are as follows. Capitalized terms used in the following summary and not defined in this Current Report on Form 8-K are defined in the 2031 Indenture.

Maturity. The Unsecured Notes mature on April 15, 2031.

Interest. The Unsecured Notes accrue interest at a rate of 10.250% per year. Interest on the Unsecured Notes is payable semi-annually on each April 15 and October 15, commencing October 15, 2024.

Issue Price. The Unsecured Notes were issued at par.

Guarantees. The Unsecured Notes are fully and unconditionally guaranteed by each of the Initial Guarantors and may be guaranteed by additional Subsidiaries of the Company when a Subsidiary guarantees debt under the credit facilities (other than debt securities) and debt securities in an aggregate principal amount of at least $100.0 million.

Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Unsecured Notes.

Optional Redemption. On or after April 15, 2027, the Company may redeem all or a part of the Unsecured Notes (which includes Additional Notes, if any), upon not less than 10 nor more than 60 days’ notice, at the fixed redemption prices expressed as percentages of the principal amount set forth in the 2031 Indenture, plus accrued and unpaid interest, if any, on the Unsecured Noted redeemed, to, but excluding, the applicable redemption date, subject to the rights of Holders of Unsecured Notes on the relevant record date to receive interest due on the relevant interest payment date if the Unsecured Notes have not been redeemed prior to such date. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Unsecured Notes at any time and from time to time before April 15, 2027, with an amount up to the net proceeds of certain equity offerings at a redemption price of 110.250% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date provided, that (1) at least 65% of the aggregate principal amount of Unsecured Notes remains outstanding immediately after the occurrence of that redemption and (2) the redemption occurs within 90 days of the date of the closing of the equity offering. The Company may also redeem the Unsecured Notes, in whole or in part, at any time and from time to time before April 15, 2027, at a redemption price equal to 100% of the principal amount of the Unsecured Notes (which includes Additional Notes, if any), plus the Applicable Premium as of the applicable redemption date, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the rights of Holders of Unsecured Notes on the relevant record date to receive interest due on the relevant interest payment date if the Unsecured Notes have not been redeemed prior to such date.

Change of Control. If a Change of Control occurs, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Unsecured Notes repurchased, plus accrued and unpaid interest, if any, on the Unsecured Notes repurchased, to (but not including) the date of purchase, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date if the Unsecured Notes have not been redeemed or repurchased prior to such date.

Certain Covenants. The 2031 Indenture contains certain covenants that will limit, among other things, the Company’s and its Restricted Subsidiaries’ ability to: incur additional indebtedness (including guarantees thereof); incur or create liens, other than Permitted Liens; make certain Restricted Payments; make certain investments; dispose of certain assets; allow to exist certain restrictions on the ability of the Company’s Restricted Subsidiaries to pay any dividend or make any other payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests; engage in certain transactions with affiliates; and engage in any business other than Permitted Businesses. These covenants are subject to a number of important limitations and exceptions.

Events of Default. The 2031 Indenture contains customary events of default which could, subject to certain conditions, cause the Unsecured Notes to become immediately due and payable.

The above descriptions of the Indentures and the Notes are summaries and are qualified in their entirety by the terms of the Indentures and the Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 hereto and incorporated by reference herein. The above description of the First Lien Intercreditor Agreement is a summary and is qualified in its entirety by the terms of the First Lien Intercreditor Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Registration Rights Agreement

Under the terms of the Registration Rights Agreement, dated as of April 18, 2024, among GEO, the Guarantors and Citizens JMP Securities, LLC, as the representative of the initial purchasers (the “Representative”) of the Notes (the “Registration Rights Agreement”), GEO has agreed to file a registration statement, with respect to a proposed offer (the “Registered Exchange Offer”) to issue and deliver, in exchange for the Initial Securities (as defined in the Registration Rights Agreement, which includes the Notes issued on April 18, 2024), an equal aggregate principal amount of debt securities and related guarantees (collectively, the “Exchange Securities”) of the Company and the Guarantors, respectively, issued under the applicable Indenture on or prior to 120 days after the date of original issue of the Initial Securities (the “Issue Date”) and to use its reasonable best efforts to have the registration statement declared effective on or prior to 180 days after the Issue Date. GEO has also agreed to consummate the Registered Exchange Offer not later than 220 days after the Issue Date and keep the registration statement effective for not less than 20 business after the date notice of the Registered Exchange Offer is delivered to the Holders (as defined in the Registration Rights Agreement).

If GEO fails to satisfy certain filing and other obligations described in the Registration Rights Agreement, GEO will be obligated to pay additional interest at a rate of $0.05 per week per $1,000 principal amount of Initial Securities for the first 90-day period and an additional $0.05 per week per $1,000 principal amount of Initial Securities with respect to each subsequent 90-day period thereafter, until GEO’s registration obligations are fulfilled, up to a maximum of 1.0% per annum.

The above description of the Registration Rights Agreement is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Credit Agreement

GEO and GEOCH, as borrowers (collectively, the “Credit Facility Borrowers”), entered into a Credit Agreement, dated April 18, 2024 (the “Credit Agreement”) to, among other things, evidence and govern a first-lien senior secured revolving credit facility (the “Revolving Credit Facility”; and the commitments thereunder, the “Revolving Credit Facility Commitments”) and a first-lien senior secured term loan facility (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facility”). The aggregate principal amount of revolving credit commitments under the Revolving Credit Facility is $310 million (including a $175 million letter of credit subfacility) and the aggregate principal amount of the New Term Loan Facility is $450.0 million.

The loans under the Revolving Credit Facility (the “Revolving Credit Loans”) bear interest at a per annum rate equal to either (i) Alternate Base Rate (as defined below) plus an applicable margin or (ii) Term SOFR (as defined below)

(subject to a 0.75% floor) plus an applicable margin, which applicable margin shall, in either case, vary depending on GEO’s total leverage ratio as of the most recent determination date, and the Credit Facility Borrowers will pay a fee in respect of the unused revolving commitments under the Revolving Credit Facility at a per annum rate ranging from 0.25% to 0.50%, in each case depending on GEO’s total leverage ratio as of the most recent determination date, where “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate for such day plus 1/2 of 1% and (c) Term SOFR (as defined below) for a one-month tenor in effect on such day, plus 1%, and “Term SOFR” means the Term Secured Overnight Financing Rate. The loans under the Term Loan Facility (the “Term Loans”) bear interest at a per annum rate equal to either (i) Alternate Base Rate plus an applicable margin for Alternate Base Rate Loans and (ii) Term SOFR (subject to a 0.75% floor) plus an applicable margin for Term SOFR Loans.

The Term Loans amortize at a rate equal to 1.25% of the original principal amount of such Term Loans per quarter. Mandatory prepayments of loans under the Credit Agreement are required in respect of certain casualty and asset sale proceeds and excess cash flow, subject to certain thresholds and exceptions. Voluntary prepayments of the Revolving Credit Loans may be made by the Credit Facility Borrowers at any time without premium or penalty (subject to reimbursement for customary breakage expenses). Voluntary prepayments of the Term Loans and any prepayments of Term Loans required in connection with any acceleration of the maturity thereof (or in connection with a foreclosure or other disposition of or realization upon any Collateral or other satisfaction or compromise of any obligations thereunder in any insolvency or other similar proceeding) will require payment of a premium equal to (i) 2.00% of the principal amount prepaid or required to be prepaid if made prior to the first anniversary of the effective date of the Term Loan Facility and (ii) 1.00% of the principal amount prepaid or required to be prepaid if made on or after the first anniversary of the effective date of the Term Loan Facility but prior to the second anniversary of the effective date of the Term Loan Facility.

The Revolving Credit Facility Commitments under the Revolving Credit Facility will terminate, and the Revolving Credit Loans will mature, on the earliest of (i) April 15, 2029, (ii) in the event that any Term Loans remain outstanding on the date that is ninety-one days prior to the Term Loan Maturity Date (as defined below), the date that is ninety-one days prior to the Term Loan Maturity Date, (iii) in the event that an aggregate principal amount equal to or greater than $100,000,000 of any Senior Notes remains outstanding on the Senior Notes Springing Maturity Date (as defined below), such Senior Notes Springing Maturity Date, it being understood that Senior Notes shall not be considered to be outstanding for purposes of this clause (iii) to the extent GEO, shall have deposited or caused to be deposited funds into a customary irrevocable escrow in an amount sufficient to pay or redeem such Senior Notes in full on the maturity date thereof (the “Maturity Reserve Condition”), where “Senior Notes” refers to each of the Secured Notes and the Unsecured Notes and any other senior notes issued by GEO or any of its subsidiaries (excluding the 6.50% Exchangeable Senior Notes), and “Senior Notes Springing Maturity Date” means the date that is ninety-one days prior to the stated maturity date of the applicable Senior Notes. The Term Loans will mature on the earliest of (i) April 15, 2029 and (ii) in the event that an aggregate principal amount equal to or greater than $100,000,000 of any series or class of Senior Notes remains outstanding on the Senior Notes Springing Maturity Date, such Senior Notes Springing Maturity Date, unless the Maturity Reserve Condition is satisfied with respect to such Senior Notes (such earliest date, the “Term Loan Maturity Date”).

The Credit Agreement contains certain customary representations and warranties, affirmative covenants and negative covenants, including restrictions on the ability of GEO and its restricted subsidiaries to, among other things, (i) create, incur or assume any indebtedness, (ii) create, incur, assume or permit liens, (iii) make loans and investments, (iv) engage in mergers, acquisitions and asset sales, (v) make certain restricted payments, (vi) engage in transactions with affiliates, (vii) cancel, forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value any subordinated indebtedness, except as permitted under applicable subordination terms, (viii) engage in other businesses, except as permitted, and (ix) materially impair the security interests securing the obligations under the Credit Agreement. The Credit Agreement also contains certain financial covenants, including a maximum total leverage ratio covenant, a maximum first lien leverage ratio covenant and a minimum interest coverage ratio covenant. In addition, the Credit Agreement restricts GEO from electing to be taxed as a real estate investment trust under the Internal Revenue Code. The Credit Agreement also contains certain customary events of default.

The Credit Facility guarantors will guarantee the obligations in respect of the commitments and loans under the Credit Agreement. The obligations of the Credit Facility Borrowers and the Credit Facility guarantors in respect of the Credit Agreement will be secured by first-priority liens on substantially all of their assets, including real property interests with respect to which the Credit Agreement requires the execution and delivery of a mortgage. The rights of the holders of the Secured Notes in the Collateral (including the right to exercise remedies) is subject to the First Lien Intercreditor Agreement described above.

The above description of the Credit Agreement is a summary and is qualified in its entirety by the terms of the Credit Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the Indentures, the Notes, the First Lien Intercreditor Agreement and the Credit Agreement is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01 Other Events

A copy of the press release announcing the closing of the offering of the Notes is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding GEO’s intended use of the net proceeds. These forward-looking statements may be affected by risks and uncertainties in GEO’s business and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in GEO’s filings with the Securities and Exchange Commission (the “Commission”), including GEO’s report on Form 10-K for the year ended December 31, 2023, and GEO’s reports on Form 10-Q and Form 8-K filed with the Commission. GEO wishes to caution readers that certain important factors may have affected and could in the future affect GEO’s actual results and could cause GEO’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of GEO, including the risks that the refinance, repurchase, redemption or other discharge of its Tranche 1 Term Loan and Tranche 2 Term Loan under its existing senior credit facility, the 9.50% senior second lien secured notes, the 10.50% senior second lien secured notes, and the 6.00% senior notes due 2026 cannot be successfully completed, and that the retirement or settlement of a portion of the 6.50% exchangeable senior notes due 2026 issued by GEO Corrections Holdings, Inc. cannot be successfully completed. GEO undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1*	Indenture, dated as of April 18, 2024, by and among The GEO Group, Inc., the Initial Guarantors and Ankura Trust Company, LLC, as trustee and collateral agent, relating to the 8.625% Senior Secured Notes due 2029.

4.2	Form of Secured Note (included in Exhibit 4.1).

4.3	Indenture, dated as of April 18, 2024, by and among The GEO Group, Inc., the Initial Guarantors and Ankura Trust Company, LLC, as trustee, relating to the 10.250% Senior Notes due 2031.

4.4	Form of Unsecured Note (included in Exhibit 4.3).

10.1	First Lien Intercreditor Agreement, dated as of April 18, 2024, by and among The GEO Group, Inc., GEO Corrections Holdings, Inc., the Guarantors, Citizens Bank, N.A., as Credit Agreement Collateral Agent and Authorized Representative for the Credit Agreement Secured Parties, Ankura Trust Company, LLC, as Initial Additional Collateral Agent and Initial Additional Authorized Representative, and each additional authorized representative from time to time party thereto.

10.2*	Registration Rights Agreement, dated as of April 18, 2024, by and among The GEO Group, Inc., the Guarantors party thereto and Citizens JMP Securities, LLC, as representative of the several Initial Purchasers.

10.3*	Credit Agreement, dated as of April 18, 2024, by and among The GEO Group, Inc. and GEO Corrections Holdings, Inc., as borrowers, Citizens Bank, N.A. as Administrative Agent, and the lenders referred to therein.

99.1	Press Release announcing the closing of the Notes Offering, dated April 18, 2024.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

*

Certain exhibits and schedules have been omitted pursuant to Item 601 of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules or exhibits to the SEC upon request by the SEC; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

April 24, 2024	By:	/s/ Shayn P. March
Date		Shayn P. March
Acting Chief Financial Officer, Executive Vice President, Finance and Treasurer
(Principal Financial Officer)